UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 08, 2024

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Retirement

On April 8, 2024, Methode Electronics, Inc. (the “Company”) announced that Ronald L.G. Tsoumas, its Chief Financial Officer, plans to retire effective July 12, 2024 (the “Retirement Date”). The Company has begun a search process for Mr. Tsoumas’ permanent successor.

On April 8, 2024, the Company and Mr. Tsoumas executed a Retention and Consulting Agreement (the “Transition Agreement”) for the purpose of outlining Mr. Tsoumas’ role in the Company’s leadership transition and setting his compensation relating to those transition services. The Transition Agreement provides that Mr. Tsoumas will remain in the role of Chief Financial Officer at the discretion of the Board until the Retirement Date. During that time, he will continue to receive his current base salary and benefits, and he will remain eligible for payment of his fiscal 2024 annual bonus award, if any.

Following the Retirement Date, and subject to the conditions outlined in the Transition Agreement (including his execution of a release), Mr. Tsoumas will be engaged as a consultant for a period of six months in order to assist the Company with respect to the transition of his duties and responsibilities. During such time, Mr. Tsoumas will be paid a consulting fee in the amount of $12,000 per month, prorated for any partial months of services. Mr. Tsoumas will also be restricted under the Transition Agreement from engaging in certain activities in competition with the Company and its subsidiaries or from soliciting suppliers, vendors, customers or employees of the Company or its subsidiaries, for a period ending fifteen months after the end of the consulting period.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the terms of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 8, 2024, the Compensation Committee consented to Mr. Tsoumas’ retirement prior to age 65 and provided that his equity-based awards under the Company’s five-year long term incentive program are eligible for vesting on a pro rata basis in accordance with the terms and conditions of the award agreements.

Intention to Appoint Interim CFO

On April 8, 2024, the Company announced the Board’s current intention to appoint David Rawden of AlixPartners, a business advisory firm currently providing a variety of consulting services to the Company, to serve as the Company’s Interim Chief Financial Officer upon Mr. Tsoumas’ retirement. Mr. Rawden currently provides financial advisory services to the Company under the AlixPartners engagement as described below. The Board’s plan to appoint Mr. Rawden as Interim Chief Financial Officer is subject to change in the Board’s absolute discretion for any reason, including, without limitation, the hiring of Mr. Tsoumas’ permanent successor.

David Rawden, age 66, has been a Director at AlixPartners LLP since 2008. Mr. Rawden’s assignments through AlixPartners have included being Interim Chief Financial Officer for Simtry, a privately held pharmaceutical CDMO company, from August 2023 to February 2024, Interim Chief Financial Officer at Academic Partnerships, a privately held educational online program manager company, from July 2022 to September 2022, Interim Chief Administrative Officer for Southland Royalty, a privately held oil and gas holding company, from February 2020 to June 2021, and prior thereto, Interim Chief Administrative Officer for sister renewable energy yieldcos TerraForm Global and TerraForm Power, Interim Chief Financial Officer for Career Education Corp., a publicly traded, for-profit career education company; Chief Financial Officer for Exopack Holding, a privately held SEC-registered manufacturer of flexible packaging; Chief Financial Officer for X-Rite, a manufacturer of electro/optical color measurement devices; and Chief Financial Officer for Allied Holdings, a publicly traded transportation company. Mr. Rawden earned a Master of Management degree in finance and economics from Northwestern University and a Bachelor of Arts degree in accounting from Michigan State University. He is a certified public accountant.

The Company has entered into an Agreement for Consulting Services, as amended, with AlixPartners LLP for various consulting services, including cost reduction services and the provision of financial advisory services by Mr. Rawden. The Company is paying AlixPartners LLP a weekly fee of $50,000, plus reasonable expenses, for Mr. Rawden’s financial advisory services.

CEO Agreements

On April 8, 2024, the Company entered into an Executive Severance and Retention Agreement (the “Severance Agreement”) with Avi Avula, the Company’s Chief Executive Officer.

The Severance Agreement provides that in the event Mr. Avula’s employment with the Company were to be terminated without cause, as defined in the Severance Agreement, he would be entitled to receive a severance payment equal to two times the sum of (i) his annualized salary in effect at the time of the termination plus (ii) his target bonus amount for the fiscal year in which the termination occurs, paid over a two year period in equal installments. In addition, Mr. Avula would be entitled under the same circumstances to (a)

an amount equal to a pro rata portion (based on the number of days in the fiscal year through the date of termination) of the actual bonus payment he would have received for the fiscal year had he remained employed until the date the annual bonus would ordinarily have been paid, and (b) the Company portion of COBRA premiums actually paid by Mr. Avula for up to 18 months (or if earlier, the date he becomes eligible for coverage under another employer’s group health plan). In each case, the Company’s payment obligations would be contingent upon Mr. Avula executing a general release and complying with any non-disclosure, non-solicitation, non-competition or similar obligations.

The Severance Agreement does not provide for any payments (other than accrued obligations) upon a termination of employment for cause, a termination of employment as a result of death or disability of Mr. Avula, or a termination in connection with a change of control that would entitle Mr. Avula to a change in control payment or similar payment or benefit under a change in control agreement (including without limitation the Change in Control Agreement dated as of January 29, 2024 between the Company and Mr. Avula, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on March 7, 2024).

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the terms of such agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 8, 2024, the Company and Mr. Avula entered into an amendment to his Offer Letter (the “Offer Letter Amendment”). The Offer Letter Amendment modifies the Company’s obligation to reimburse Mr. Avula for the repayment of relocation allowances to his former employer. The Offer Letter Amendment increases the maximum amount to be reimbursed from $200,000 to $400,000.

The foregoing description of the Offer Letter Amendment is qualified in its entirety by reference to the terms of such agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release regarding certain of these matters is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits:

Exhibit Number	Description
10.1	Retention and Consulting Agreement dated April 8, 2024 between Methode Electronics, Inc. and Ronald Tsoumas
10.2	Executive Severance and Retention Agreement dated April 8, 2024 between Methode Electronics, Inc. and Avinash Avula
10.3	Offer Letter Amendment dated April 8, 2024 between Methode Electronics, Inc. and Avinash Avula
99.1	Press Release of Methode Electronics, Inc. dated April 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	April 8, 2024	By:	/s/ Ronald L.G. Tsoumas
Ronald L.G. Tsoumas Chief Financial Officer